UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Red Maple Village

On September 18, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 97,591 rentable square feet located on approximately 10.2 acres of land in Tracy, California (“Red Maple Village”) for approximately $31.2 million, exclusive of closing costs.  The Company funded the purchase price with proceeds from its ongoing initial public offering.  Red Maple Village was purchased from Red Maple Village, LP, an Arizona limited partnership, which is not affiliated with the Company, its advisor or its sub-advisor.

Red Maple Village is 98.7% leased to 16 tenants, including a Raley’s grocery store, which occupies approximately 58.8% of the total rentable square feet of the shopping center.  Based on the current condition of Red Maple Village, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Red Maple Village is adequately insured.

Press Release

On September 24, 2013, the Company issued a press release announcing its acquisition of Red Maple Village.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1      Press Release dated September 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: September 24, 2013	By:	/s/ John B. Bessey___________________
John B. Bessey
Co-President and Chief Investment Officer